SECURITIES  AND  EXCHANGE  COMMISSION

     WASHINGTON,  D.C.    20549


     FORM  8-K


     CURRENT  REPORT


     PURSUANT  TO  SECTION  13  OR  15(D)  OF
     THE  SECURITIES  EXCHANGE  ACT  OF  1934


Date  of  Report  (Date  of  Earliest  event  reported):    April  25,  1997

     MONACO  FINANCE,  INC.
     (Exact  name  of  registrant  as  specified  in  its  charter)

     Colorado
     (State  of  other  jurisdiction  of  incorporation)

     0-18819                                                    84-1088131
(Commission  File  Number)                   (IRS Employer Identification No.)

  370  17th  Street,  Suite  5060
    Denver,  Colorado                                                80202
(Address  of  principal  executive  office)                         (Zip Code)


Registrant's  telephone  number,  including  area  code:    (303)  592-9411

                                                                         N/A
     (Former  name  or  former  address,  if  changed  since  last  report.)




Total  number  of  pages  is  32.

     MONACO  FINANCE,  INC.

     FORM  8-K

                                  April 25, 1997


ITEM  5.          OTHER  EVENTS

     On April 25, 1997, the Registrant executed a Conversion and Rights Agreement (the "Conversion Agreement") with Pacific USA Holdings Corp. ("Pacific"). The Conversion Agreement converted the entire $3,000,000 outstanding principal amount of a secured loan made by Pacific to the Regis-trant into 1.5 million restricted shares of the Registrant's Class A Common Stock. The Conversion Agreement also released the Registrant from all liabil-ity under the Loan Agreement executed on October 29, 1996 between the Reg-istrant and Pacific pursuant to which the $3 million loan was made.

     On April 25, 1997, Morris Ginsburg, the Registrant's President, and Irwin
L. Sandler, the Registrant's Executive Vice President and Secretary/Treasurer, agreed to grant an option (the "Option") to purchase all shares of the Registrant's common stock owned by them to SPGC, LLC ("SPGC") at $4.00 per share. The Option is subject to execution of a definitive option agreement acceptable to the parties. The option agreement will also provide that Messrs. Ginsburg and Sandler may "put" 50% of the shares owned or controlled by them to SPGC on the second anniversary of the effectiveness of the Option and the other 50% on the third anniversary of the Option at $4.00 per share. Messrs. Ginsburg and Sandler have agreed to deliver to SPGC irrevocable proxies for all shares owned or controlled by them upon effective of the Option. The Option will become effective when SPGC provides security for the prompt payment of the "put" price in the form of cash, letter of credit or other collateral satisfactory to Messrs. Ginsburg and Sandler. SPGC is a limited liability corporation controlled by The Stone Pine Companies, a privately held group of financial services companies. In connection with the Option, the Registrant has engaged SPGC to provide strategic advisory and investment banking services.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

      The following documents are filed as exhibits to this Current Report on Form 8-K.

     Exhibit 1 - Conversion and Rights Agreement dated as of April 25, 1997 between the Registrant and Pacific USA Holdings Corp.

     Exhibit  2  -    Press  Release  of  Registrant.

     Exhibit  3  -  Letter  Agreement  dated  April  11,  1997.

     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MONACO  FINANCE,  INC.


 Date:  May 9, 1997                    By: /s Irwin L.Sandler
                                        ----------------------
                                        Irwin L. Sandler
                                        Executive Vice President

                                  EXHIBIT 1
     CONVERSION  AND  RIGHTS  AGREEMENT


     THIS CONVERSION AND RIGHTS AGREEMENT (the "Agreement") dated as of April 25, 1997, is made by and between Monaco Finance, Inc., a Colorado corporation (the "Company") and Pacific USA Holdings Corp., a Texas corporation ("Pacific").

     RECITALS

     WHEREAS, the Company and Pacific entered into a Loan Agreement (the "Loan Agreement"), dated October 29, 1996, pursuant to which Pacific made a loan to the Company (the "Loan") evidenced by that certain promissory note dated
October 29, 1996 (the "Note") in the principal amount of Three Million and No/100 Dollars ($3,000,000.00); and

     WHEREAS, the outstanding principal amount of the Loan as of the Effective Date (as defined below) is Three Million and No/100 Dollars ($3,000,000.00)
(the  "Outstanding  Principal  Amount");  and

     WHEREAS, the Company and Pacific entered into a Pledge and Security Agreement dated as of October 29, 1996 whereby the Company pledged the Collateral (as defined therein) to secure the obligations of the Company under the Loan Agreement; and

     WHEREAS, the Company and Pacific desire to (i) convert the Outstanding Principal Amount of the Note into shares of Class A Common Stock of the Company, (ii) release all of the Company's liability under the Loan Agreement and the Note, (iii) release all Collateral securing the obligations of the Company under the Loan Agreement and the Note and (iv) accomplish certain related purposes, all as set forth herein.

     AGREEMENT

     NOW, THEREFORE, in exchange for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

Section  1.          Definitions

     The following terms when used in this Agreement shall have the following meanings:

     "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, provided that, without limitation, such a change in control shall be deemed to have occurred if (x) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange
Act), other than those persons in control of the Company on the date hereof, shall acquire the power, directly or indirectly, to direct the management or policies of the Company or shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding securities, or (y) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     "Commission"  means  the  Securities  and  Exchange  Commission.

     "Exchange Act" means the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

     "Excluded Transaction" shall have the meaning set forth in the Letter Agreement.

     "Fiduciary Out Transaction" shall have the meaning set forth in the Letter Agreement.

     "IBL"  shall  have  the  meaning  set  forth  in  the  Letter  Agreement.

     "Letter Agreement" means the agreement dated April 11, 1997 among the Company, SPG, LLC, The Stone Pine Companies, Greenwich Capital Markets, Inc., Morris Ginsburg and Irwin L. Sandler, a copy of which is attached hereto as Exhibit "A".

     "Registrable Securities" means (i) the Conversion Shares and (ii) any capital stock of the Company issued as a dividend or other distribution with respect thereto, or in exchange for or in replacement of, the Conversion Shares.

     "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

Section  2.          Conversion

     (a) The parties hereby agree that as of the Effective Date, the Outstanding Principal Amount of the Loan shall be converted into Class A Common Stock of the Company, par value $.01 per share ("Common Stock"). The number of shares of Common Stock to be delivered to Pacific by the Company upon such conversion ("Conversion Shares") shall be determined by dividing the Outstanding Principal Amount of the Loan by the Conversion Price.

     (b) The Conversion Price shall be equal to the greater of (i) the Closing Price of the Common Stock on the Nasdaq National Market System
("NASDAQ") on the business day immediately preceding the Effective Date ($1.91) and (ii) the per share book value ($1.96) of the Common Stock based on the Company's unaudited financial statements for the quarter ended March 31, 1997; provided that, in no event shall the Conversion Price be less than $2.00 per share.
The Closing Price on the Effective Date shall be the last reported sales price regular way or, in case no such reported sales take place on the Effective Date, the average of the reported closing bid and asked prices regular way, in either case on NASDAQ.

     (c) The Company hereby agrees to deliver, on the Effective Date, the Conversion Shares to Pacific per its instructions. At Pacific's request, the Company shall register the Conversion Shares in the name of a wholly owned subsidiary. In such event, the term "Pacific" shall include such wholly owned subsidiary.

     (d) If within twelve (12) months after the funding of the IBL, the Company consummates an Excluded Transaction or Fiduciary Out Transaction, on the closing date of such transaction, the Market Value of the Conversion Shares shall be determined by multiplying the number of the Conversion Shares times the price of the last trade of the Common Stock on the NASDAQ on such date ("Determination Date"). If, on the Determination Date, the Market Value of the Conversion Shares is less than $3,000,000 ("Shortfall"), the Company shall pay Pacific an amount equal to the Shortfall on the Determination Date. The gross proceeds of the sale of any portion of the Conversion Shares sold prior to the Determination Date shall be added to the Market Value of the Conversion Shares prior to calculating whether or not there is a Shortfall.

Section  3.          Request  for  Registration

     (a) Pacific (so long as it or any of its affiliates own at least 25% of the Registrable Securities) may request in a written notice that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities. Following receipt of any notice under this Section 3(a) the Company shall use its best efforts to cause to be registered under the Securities Act all Registrable Securities that Pacific has requested be registered in accordance with the manner of disposition specified in such notice by Pacific.

     (b) If Pacific intends to have the Registrable Securities distributed by means of an underwritten offering, then Pacific shall enter into an underwriting agreement in customary form with the underwriter or underwriters. An underwriter or underwriters shall be selected by Pacific and shall be approved by the Company, which approval shall not be unreasonably withheld; provided (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Pacific, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of Pacific, and (iii) that Pacific shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties to or agreements regarding Pacific, the Registrable Securities and Pacific's intended method of distribution and any other representations required by law or reasonably required by the underwriter.

     (c) The Company shall not be obligated to effect more than two registrations pursuant to this Section 3; provided that a registration requested pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3 unless (i) it has been declared effective by the Commission, (ii) it has remained effective for the period set forth in
Section 6(a), (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order of requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by any act or omission of Pacific).

     (d) If the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (collectively, a "Valid Business Reason"), the Company may postpone filing a registration statement relating to a request for registration under this Section 3 until such Valid Business Reason no longer exists, but in no event for more than three months from the date of the notice referred to below, and, in case any such registration statement has been filed the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; and the Company shall give written notice (a "Delay Notice") of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Upon the request of Pacific, the Company will disclose to Pacific the nature of such Valid Business Reason in reasonable detail; provided that Pacific executes a confidentiality agreement reasonably satisfactory to the Company; provided further that any such confidentiality agreement shall terminate upon the earlier of the public disclosure of such Valid Business Reason or three months from the date of such Delay Notice. Notwithstanding the foregoing provisions of this subparagraph (d), no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Valid Business Reason as hereinabove provided shall count as one of the two registration statements referred to in the limitation in Section 3(c) and the Company shall be entitled to serve only one Delay Notice (i) within any period of 180 consecutive days, or (ii) with respect to any three consecutive registrations requested pursuant to this Section 3 or Section 5.

     (e) In the event that Pacific shall determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the SEC, and (i) Pacific requests the Company to withdraw such registration statement, if theretofore filed with the SEC, with respect to the Registrable Securities covered thereby, or if the offering is not consummated for any reason and (ii) Pacific agrees to bear its expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, then Pacific shall not be deemed to have exercised its right to require the Company to register Registrable Securities pursuant to this
Section  3.

     (f) Without the written consent of Pacific, neither the Company nor any other holder of securities of the Company may include securities in a registration pursuant to this Section 3 if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered.

Section 4. Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act on any form (other than Form S-4 or Form S-8) that would permit the inclusion of the Registrable Securities in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to Pacific. Upon the written request of Pacific given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Registrable Securities for which Pacific has so requested registration, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Pacific of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this Section 4 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the written opinion of the managing underwriter, the total amount of securities to be so registered, including the Registrable Securities, will exceed the maximum amount of the Company's securities that can be marketed (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the Company shall include in such registration (i) first, all the securities the Company proposes to sell for its own account or is required to register on behalf of any third party exercising rights similar to those granted in Section 3(a) and without having the adverse effect referred to above, and (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account pursuant to this Section 4 or is required to registered on behalf of any third party exercising rights similar to those granted in
Section 3(a) is less than the number of equity securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by Pacific pursuant to this Section 4; provided that if the number of Registrable Securities requested to be included in such registration by Pacific pursuant to this Section 4, together with the number of securities to be included in such registration pursuant to clause (i) of this Section 4, exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration by Pacific shall be limited to such extent.

Section 5. Registration on Form S-3. If at any time (a) Pacific requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by Pacific, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto, then the Company shall use its best efforts to register as soon as practicable under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, the Registrable Securities specified in such request. Whenever the Company is required by this Section 5 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 3(b) and (d) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on From S-3 that may be requested and obtained under this
Section 5. The Company will use its best efforts to qualify and maintain its qualification as a registrant entitled to use Form S-3 or any successor thereto.

Section  6.     Obligations of the Company.  Whenever required under Section
3 or Section 5 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to Pacific copies of any such amendments and supplements prior to their being used or filed with the Commission;

     (c) furnish to Pacific such numbers of copies of the registration statements and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the Securities Act) and such other documents and information as Pacific may reasonably request and make available for inspection by the parties referred to in Section 6(d) below such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

     (d) provide (i) Pacific, (ii) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof,
(iii) the sales or placement agent, if any, therefor, (iv) counsel for such underwriters or agent, and (v) not more than one counsel for Pacific the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

     (e) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto
Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to do so; and provided further, that the Company shall not be required to qualify such Registrable
Securities in any jurisdiction in which the securities regulatory authority requires that Pacific submit its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless Pacific agrees to do so;

     (f) promptly notify Pacific, the sales or placement agent, if any, and the managing underwriter or underwriters, if any, and confirm such advice in writing (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission or by any Blue Sky securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for the purpose, (iv) if at any time the representations and warranties of the Company contained in any underwriting agreement or other customary agreement cease to be true and correct in all material respects, or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

     (h) promptly notify Pacific at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading, and at the request of Pacific promptly prepare and furnish to Pacific a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make, in light of the circumstances under which they were made, the statements therein not misleading;

     (i) furnish, at the request of Pacific, if the method of distribution is by means of an underwriting on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to Pacific as to such matters as such underwriters or Pacific, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to Pacific, and if such accountants refuse to deliver such letters to Pacific, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or Pacific, as the case may be, may reasonably request and as would be customary in such a transaction;

     (j) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

     (k) use its best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect registration or the offering or sale in connection therewith or to enable Pacific to offer, or to consummate the disposition of, their Registrable Securities;

     (l) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

For purposes of Sections 6(a) and 6(b), and with respect to (i) registration required pursuant to Section 3, (A) the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it and (B) the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six (6) months after the effective date thereof, and (ii) registrations required pursuant to Section 5, the period of distribution of Registrable Securities in any registration (firm commitment underwritten or otherwise) shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and three (3) months after the effective date thereof.

     Pacific agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (h) of this Section 6, Pacific will forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until Pacific's receipt of the copies of the supplemented or amended prospectus contemplated by clause (h) of this Section 6, and, if so directed by the Company, Pacific will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Pacific's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that any period of time during which Pacific must discontinue disposition of the Registrable Securities shall not be included in the determination of a period of distribution for purposes of Sections 6(a) and 6(b).

Section 7. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement, that Pacific shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

Section  8.          Expenses  of  Registration.    All expenses incurred in
connection with the first registration effected pursuant to Section 3, and each registration pursuant to Section 4 and Section 5 of this Agreement, excluding underwriter's discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expense of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. (the "NASD") or listing fees, messenger and deliver expenses, all fees and expenses of complying with state securities or blue sky laws, and fees and disbursements of counsel for the Company and Pacific, shall be paid by the Company; provided, however, that if a registration request pursuant to
Section 3 of this Agreement is subsequently withdrawn at the request of Pacific, Pacific shall bear such expenses; and provided further, that if a registration request pursuant to Section 5 of this Agreement is subsequently withdrawn at the request of Pacific, the Company shall not be required to pay any expenses of such registration proceeding, and Pacific shall bear such expenses. Pacific shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registration, filings, and qualifications made pursuant to this Agreement. In addition, Pacific shall pay all expenses incurred in connection with the second registration effected pursuant to Section 3.

Section  9.            Underwriting  Requirements.    In connection with any
underwritten offering, the Company shall not be required under Section 4 to include Registrable Securities in such underwritten offering, unless Pacific accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company.

Section 10. Rule 144 and Rule 144A Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times, the Company agrees to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to Pacific forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as Pacific may reasonably request in availing itself of any rule or regulation of the Commission allowing Pacific to sell any Registrable Security without registration.

Notwithstanding anything contained in this Section 10, the Company may cease to file reports with the Commission under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 11. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) The Company shall indemnify and hold harmless Pacific, its directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities
Act), and each person, if any, who controls Pacific or participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of a material fact contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided, further, that the Company shall not be liable to Pacific, its directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Pacific, its directors  and  officers,  participating  person  or  controlling  person; and
provided, further, that the Company will not be liable to Pacific, its directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or preliminary prospectus that is corrected in the final registration statement and prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage, liability or action purchased Registrable Securities but was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person in any case where such delivery of the final registration statement and prospectus (as amended or supplemented) is required by the Securities Act and such final prospectus (as amended or supplemented) was previously delivered in a timely manner to Pacific by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Pacific, its directors and officers, participating person or controlling person, and shall survive the transfer of such securities by Pacific.

     (b) Pacific shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) to the same extent as the foregoing indemnity from the Company to Pacific but only with reference to written information relating to Pacific furnished to the Company expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pacific (which consent shall not be unreasonably withheld); and provided further, that the liability of Pacific hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of the shares sold by Pacific under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds actually received by Pacific from the sale of Registrable Securities by such registration statement.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the name parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them.
 It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Pacific, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company in the case of the parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reasons of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in the first or second paragraph of this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, Pacific shall not be required to contribute any amount in excess of the amount of net proceeds received by Pacific from the sale of Registrable Securities covered
by  such  registration  statement.    No  person  guilty  of  fraudulent
misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any right or remedies that may otherwise be available to any indemnified party at law or in equity.



Section  12.          Transfer  of  Registration  Rights.

     The registration rights of Pacific under this Agreement may be transferred to (a) any transferee of such Registrable Securities who acquires all Registrable Securities of Pacific or (b) any affiliate of Pacific.

 Section  13.          Grant  of  Proxy

     As a condition precedent to the conversion pursuant to Section 2 hereof, Pacific hereby grants (i) a proxy to vote 50% of all shares of Conversion Shares delivered pursuant to Section 2 hereof to Morris Ginsburg and (ii) a proxy to vote 50% of all shares of Conversion Shares delivered pursuant to
Section 2 hereof to Irwin Sandler. Such proxies shall be irrevocable and shall be deemed to be coupled with an interest, until (and a termination shall automatically occur) on the earlier to occur of the following events: (a) Pacific sells any or all of the related Conversion Shares (in the event of a partial sale, the proxy shall terminate only as to the shares sold), (b) there is a Change in Control of the Company, (c) either Morris Ginsburg or Irwin Sandler sell more than 20% of his shares of stock in the Company or transfer the voting rights relating to more than 20% of his shares of stock in the Company, (d) Morris Ginsburg or Irwin Sandler are no longer officers and directors of the Company, or (e) December 31, 1998. Upon any sale by Pacific of part of the Conversion Shares, each proxy will terminate on a prorata basis.

Section  14.        Discharge  and  Release  of  Rights  to  Collateral

     Pacific hereby acknowledges that the conversion of the Outstanding Principal Amount pursuant to Section 2 discharges any and all debts, liabilities and obligations owing by the Company to Pacific pursuant to the Note, the Loan Agreement, the Pledge and Security Agreement, and the Triparty Agreement among the Company, Pacific and Norwest, except for interest accrued and unpaid on the Note through the Effective Date. In connection therewith, Pacific agrees to deliver the Note to the Company for cancellation, and Monaco agrees to pay or cause to be paid, simultaneously with such delivery, all such accrued and unpaid interest.

     Pacific hereby releases and extinguishes all of its right,. title and interest. including security interests, proxies, stock powers, liens, pledges, financing statements, encumbrances, mortgages, claims and guarantees with respect in and to the Collateral and all proceeds of the Collateral
(including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and every other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing).

     Pacific hereby agrees to (a) deliver to the Company the stock of MF Receivables Corp. I, (b) notify Norwest that the Norwest Agreement is terminated and that all future instructions regarding any amounts payable pursuant to the Norwest Agreement shall be provided by the Company and (c) execute and deliver to the Company any additional instruments or documents reasonably necessary to effectuate the release and extinguishment set forth above.

Section  15.          Representations  and  Warranties  of  the  Company

     (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Colorado and each other State where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of the Company to perform its obligations hereunder.

     (b) Authorization. The Company has the power, authority and legal right to execute, deliver and perform under the terms of this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary corporate and shareholder action.

     (c)          Binding  Obligation.    This  Agreement,  assuming  due
authorization, execution and delivery by Pacific, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

     (d)          No  Violation.    The  consummation  of  the  transactions
contemplated by the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws of the Company, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, or violate any law, or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties.

     (e) Approvals. All approvals, authorizations, consents, orders or other actions of any person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Effective Date.

     (f) Conversion Shares. All of the Conversion Shares have been duly authorized, and upon delivery thereof to Pacific in accordance with Section 2 hereof, shall be validly issued, fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and restrictions (other than as set forth in this Agreement).

     (g) Capital Stock. At the Effective Date, the authorized capital stock of the Company consists of 17,750,000 shares of Class A Common Stock, of which 5,640,379 shares are issued and outstanding, 2,250,000 shares of Class B Common Stock, of which 1,311,715 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding.

     (h)        Securities Laws.     Under the circumstances contemplated by
this  Agreement and assuming the accuracy of the representations of Pacific in
Section 16 of this Agreement, the offer, issuance, sale and delivery of the Conversion Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

     (i)        SEC Filings.     The Company has made all filings that it is
required to make with the Commission under the Securities Act and the Exchange Act (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section  16.          Representations  and  Warranties  of  Pacific.

     (a) Organization and Good Standing. Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and each other State where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of Pacific to perform its obligations hereunder.

          (b) Authorization. Pacific has the power, authority and legal right to execute, deliver and perform under the terms of this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by Pacific by all necessary corporate action.

     (c)          Binding  Obligation.    This  Agreement,  assuming  due
authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Pacific, enforceable against Pacific in accordance with its terms except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

     (d)          No  Violation.    The  consummation  of  the  transactions
contemplated by the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws of Pacific, or any indenture, agreement, mortgage, deed of trust or other instrument to which Pacific is a party or by which it is bound, or in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, or violate any law, or any order, rule or regulation applicable to Pacific of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Pacific or any of its properties.

     (e) Approvals. All approvals, authorizations, consents, orders or other actions of any person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Effective Date.

     (f) Sole Owner. Pacific is the sole owner of the Note and has not sold, assigned or otherwise conveyed any interest in the Note to any Person or entity.

     (g) Private Placement. Except as contemplated by this Agreement, Pacific will acquire the Conversion Shares for investment, and not for the interest of any other person, not for resale to any other person and not with a view to or in connection with any sale or distribution.

Section 17. Opinion of the Company's Counsel. On or before the Effective Date, the Company shall have delivered to Pacific an opinion, satisfactory to Pacific, of Brownstein Hyatt Farber & Strickland, P.C., counsel for the Company, dated the Effective Date, substantially to the effect that:

     (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, to issue and sell the Conversion Shares and to carry out the provisions of this Agreement.

     (b) The Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to (i) limitations under applicable, bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies and (ii) limitations as rights of indemnification or contribution may be limited by principles of public policy.

     (c) The Conversion Shares have been duly authorized, validly issued and delivered by the Company. The Conversion Shares are fully paid and nonassessable, and are entitled to the rights, preferences and provisions of the Company's Articles of Incorporation and the benefits of the provisions of this Agreement applicable thereto. The certificates evidencing the Conversion Shares are in valid and sufficient form.

     (d) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and shareholders of the Company on or prior to such Effective Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Conversion Shares and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

     (e)       Assuming the accuracy of the representations made by Pacific in
Section 16 of this Agreement, the Company has obtained the approval or consent of all governmental agencies or bodies required pursuant to the laws of the State of Colorado or federal laws of the United States for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Conversion Shares and for the performance of the obligations of the Company under all provisions of this Agreement. The
Company  is  not  in  violation  of  any  term,  provision or condition of its
Articles  of  Incorporation  or  bylaws.    Assuming  the  accuracy  of  the
representations made by Pacific in Section 16 of this Agreement, the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Conversion Shares and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the bylaws of the Company, any laws of the State of Colorado or the federal laws of the United States affecting the Company or its business or any agreement known to such counsel to which the Company is a party with any of its shareholders.

     (f)       Assuming the accuracy of the representations made by Pacific in
Section 16 of this Agreement, the offer, sale, issuance and delivery of the Conversion Shares to Pacific under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable securities laws of the State of Colorado.

Section  18.            Effective  Date.

          This Agreement shall become effective as of the date first above written (the "Effective
Date") provided each of the parties hereto shall have executed this Agreement or a counterpart hereof.

Section  19.          Notices.    All  notices, requests, consents and other
communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted via facsimile or overnight courier service or mailed first-class postage prepaid, registered or certified mail,

          (a)          if  to  Pacific:

               Pacific  USA  Holdings  Corp.
               5999  Summerside  Drive,  Suite  112
               Dallas,  Texas  75252
               Attn:  Bill  C.  Bradley,  Chief  Executive  Officer
               Facsimile  No.    (972)  248-5023

               With  a  Copy  to:

               Pacific  USA  Holdings  Corp.
               3200  Southwest  Freeway,  Suite  1220
               Houston,  Texas  77027
               Attn: Cathryn L. Porter, Chief General Counsel Facsimile No. (713) 871-0155

     (b)          if  to  Company:

               Monaco  Finance,  Inc.
               370  Seventeenth  Street,  Suite  5060
               Denver,  Colorado  80202
               Attn: Irwin L. Sandler, Executive Vice President Facsimile No. (303) 405-6496

and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date when personally delivered or when transmitted by facsimile (if confirmation of facsimile receipt has been given), on the date after being deposited with an overnight courier service, or, if sent by mail, four days after deposit in the United States mail, postage prepaid. Any party may change its address for notice by notifying the other party pursuant to the above notice provisions.

Section  20.            Miscellaneous.

          (a) Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which together will constitute one and the same instrument.

     (b)          Governing  Law.    This Agreement shall be governed by and
construed in accordance with the laws of the State of Colorado, without regard to the application of choice of law principles, except to the extent that such laws are superseded by federal law.

     (c) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (d) Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pacific and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

     (f)          Specific  Performance.    The  parties  hereto  agree that
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, this CONVERSION AND RIGHTS AGREEMENT has been signed and delivered by the parties as of the date first above written.


                              MONACO  FINANCE,  INC.,
                              a  Colorado  corporation


                              By:      /s/  Irwin  L.  Sandler
                                        ------------------------------------
                              Name:        Irwin  L.  Sandler
                              Title:    Executive  Vice  President


                              PACIFIC  USA  HOLDINGS  CORP.,
                              a  Texas  corporation


                              By:        /s/      Bill  C.  Bradley
                                        ------------------------------------
                              Name:    Bill  C.  Bradley
                              Title:  Chief  Executive  Officer

                                  EXHIBIT 2
FROM:          MONACO  FINANCE,  INC.
          370  17th  Street,  Suite  5060
          Denver,  CO    80202
          Contact:      Irwin  L.  Sandler,  Executive  Vice  President
          Tel.  (303)  592-9411

____________________________________________________________________________
_

                                                       FOR IMMEDIATE RELEASE

      MONACO FINANCE ANNOUNCES $3,000,000 SECURED DEBT/EQUITY CONVERSION

     April  30,  1997;  Denver,  Colorado.   Monaco Finance, Inc. (Nasdaq NMS:
MONFA) announced today that Pacific USA Holdings Corp. ("Pacific") has converted its outstanding $3,000,000 loan to Monaco into 1.5 million shares of the Company's restricted Class A Common Stock ("Monaco Shares").

     In connection with the transaction, Pacific has granted a Proxy to vote 50% of the Monaco Shares to Morris Ginsburg, Chairman of the Company and the remaining 50% to Irwin L. Sandler, the Company's Executive Vice President.

     According to Morris Ginsburg, "we are pleased to have obtained $3,000,000 of additional equity on what we consider favorable terms. The closing price of Monaco's stock on the date of the conversion was $1.91 per share and the conversion price was $2.00. Our goals for the remainder of 1997 include continued efforts to improve Monaco's financing flexibility. The conversion of the Pacific loan is a positive step towards achieving these goals."

     Monaco Finance, which is based in Denver and operates in 22 states, is one of the nation's most experienced secondary auto finance companies specializing in acquiring from automobile dealerships retail installment contracts of purchasers of new and late model automobiles. Monaco has developed sophisticated credit evaluation systems and state-of-the-art loan monitoring programs to provide a solid platform for future growth.
                                    # # #

                                  EXHIBIT 3





                                April 11, 1997


Mr.  Morris  Ginsburg
President
Monaco  Finance,  Inc.
370  17th  Street
Suite  5050
Denver,  CO  80209

Dear  Morris:

     This letter confirms our understanding that Greenwich Capital Markets, Inc. ("Greenwich") and SPGC, LLC ("SPGC") have agreed to provide Monaco Finance, Inc. ("Monaco" or the "Company") with an interim bridge loan in the amount of $1,200,000 (the "Interim Bridge Loan" or "IBL") and that The Stone Pine Companies ("Stone Pine"), through SPGC, will provide working capital, access to funding sources and strategic advice to Monaco. Simultaneous with the earlier to occur of the funding of the Interim Bridge Loan or the execution of the Conversion Agreement (as hereinafter defined), the Company and SPGC will commence providing strategic advisory and investment banking services to the Company on an exclusive basis, as described in further detail in paragraph 8. In the event that Greenwich so requests, MFB will deposit the promissory note(s) evidencing the Interim Bridge Loan and the Greenwich Notes (as hereinafter defined) into a grantor trust (provided that such deposit has no material adverse tax impact on Monaco or any of its affiliates), and such grantor trust will issue to Greenwich certificates having terms substantially identical to the IBL or the Greenwich Notes, as the case may be. References herein to the "Company" include affiliates of the Company and any entity that the Company or any of its affiliates may form to pursue any of the transactions contemplated herein. If appropriate in connection with providing the financing and services hereunder, SPGC may utilize the resources of one or more or its affiliates, in which case references herein to SPGC will include such affiliates. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Pledge and Security Agreement between Monaco and Pacific U.S.A. Holdings Corp. ("PUSA"), dated as of October 29, 1996 (the "October Pledge"), or in the $3,000,000 Installment Note from Monaco to PUSA, dated November 1, 1996 (the "PUSA Note").

          INTERIM BRIDGE LOAN. Greenwich, as lead lender, together with SPGC as a 50% participant, will make the Interim Bridge Loan to MFB Funding Corp. ("MFB"), the Company's wholly-owned bankruptcy remote special purpose corporation, in the principal amount of $1,200,000. Greenwich, PUSA and MFB will simultaneously execute a Pledge and Security Agreement (the "Pledge"), on terms acceptable to such parties that will, among other things, grant to Greenwich a first lien on all of the issued and outstanding common stock ("MF Stock") of MF Receivables Corp. I ("MF") to collateralize the IBL and subordinate the security interest of PUSA in the MF Stock to the security interest of Greenwich (which subordinated security interest will ultimately be restored to a senior position upon the payment of the IBL). The IBL shall be due and payable on June 16, 1997, provided that, if the IBL is not paid in full by such date, the Company will repay the IBL on a monthly basis in equal installments of $200,000 in principal, plus accrued interest, on each of June 16, 1997, July 16, 1997, August 16, 1997, September 16, 1997, October 16, 1997
and November 16, 1997, with the effect that the IBL will be paid in full on November 16, 1997. The IBL will have a stated interest rate of 15% per annum and will provide for payment of a commitment fee to Greenwich in the amount of $60,000. The IBL may be prepaid at any time without penalty, and shall be subject to certain mandatory prepayments, all as described in further detail in paragraph 13. The conditions to Greenwich's funding of the IBL are as set forth in Annex A attached hereto and incorporated herein by reference.

          GREENWICH NOTES. Greenwich shall have the exclusive option to refinance the IBL by funding the Greenwich Notes, subject to the right of first refusal in favor of Rothschild, Inc., pursuant to the Commitment Letter entered into by the Company and Greenwich dated March 27, 1997 (the "Commitment Letter").

          WARRANTS FOR COMMON STOCK. As additional consideration for the funding of the Interim Bridge Loan or the Greenwich Notes, as may be applicable, and for so long as consulting services are performed pursuant to paragraph 8, upon the funding of debt financing, industry classified at or below subordinated debt (including, without limitation, the Interim Bridge Loan and the Greenwich Notes), the Company will issue to SPGC warrants to purchase 300,000 shares of the Company's Class A Common Stock, $.01 par value per share ("Common Stock"), for each $1,000,000 of funding provided. The warrants to be issued upon these fundings will have an exercise price of $4 per share and a term of five (5) years.

          PUT/CALL AGREEMENT. Concurrently with the success of SPGC in assisting the Company in obtaining any one of the Finance Benchmarks (as that term is defined in paragraph 10), SPGC will enter into an Option Agreement with Morris Ginsburg, Sandler Family Partners, Ltd., and Irwin L. Sandler (collectively, the "Shareholders") (the "Option Agreement"), pursuant to which SPGC or its designees or assignees will own an option to purchase all shares of the Common Stock owned or controlled by the Shareholders (the "Option") and the Shareholders will be granted a corresponding put to SPGC (the "Put"). The Put will be exercisable with respect to up to 50% of the shares owned or controlled by the Shareholders following the second anniversary of the effective date of the Option Agreement, and 50% following the third anniversary of such effective date (the "Effective Date" or, as an adjective, "Effective"). The Option Agreement will be Effective when SPGC provides security for the prompt performance of its obligation to pay the Put price in the form of cash, a letter of credit or other collateral reasonably acceptable to the Shareholders and sufficient, upon payment, collection or sale to pay the amount due from SPGC upon a full exercise of the Option (i.e., without regard to any provision for partial or installment exercise or installment payment) under the Option Agreement. Such security will be held in escrow, pursuant to an escrow agreement, the terms and conditions of which will be acceptable to SPGC and the Shareholders. Upon any exercise of the Option, the amount of the security required hereunder shall be reduced by the amount paid by SPGC in exercising the Option. Unless the Option Agreement is Effective within 180 days after its execution, thereafter it shall automatically be void and of no effect whatsoever. Upon the Effectiveness of the Option Agreement, SPGC may exercise the Option at any time during the term of the Option Agreement. Messrs. Ginsburg and Sandler agree that they will not transfer any shares of Common Stock owned by them or over which they have any power of disposition as of the date of this letter agreement for a period beginning on the date of this letter agreement and ending 180 days after the date of this letter agreement.

          GINSBURG/SANDLER PROXIES AND EMPLOYMENT ARRANGEMENTS. Concurrently with the Effectiveness of the Option Agreement, Morris Ginsburg and Irwin Sandler will deliver to SPGC irrevocable proxies for all shares of Common Stock then owned or controlled by them or their affiliates, including any family members, controlled corporations or trusts or other entities in which they hold sole or shared voting or investment power, together with all additional shares of Common Stock which they may acquire during the term of the proxy, including shares acquired by options owned or to be owned in the future. Such proxies will also include all shares as to which Messrs. Ginsburg and Sandler have voting or investment power by proxy or contract, provided that Messrs. Ginsburg and Sandler shall not be required by this provision to take any action which would require them to act in violation of any fiduciary obligation to the owner of shares of Common Stock as to which they have voting or investment power by proxy or contract. Concurrently with the Effectiveness of the Option Agreement, SPGC will cause to be delivered to Messrs. Ginsburg and Sandler employment agreements on terms to be mutually agreed upon by SPGC and Messrs. Ginsburg and Sandler. The execution of such employment agreements is a condition precedent to the effectiveness of the Option Agreement. Such employment agreements, among other terms, will provide annual base compensation of $300,000 for Mr. Ginsburg and $250,000 for Mr. Sandler, will have a three-year term, will provide for non-competition restrictions on Messrs Ginsburg and Sandler for a period of two years following termination of employment, and will provide Messrs. Ginsburg and Sandler with bonus compensation, subject to Board of Director discretion, as well as stock options and other benefits available to executive-level employees of the Company.

          ADDITIONAL  FUNDING  RIGHT.   At the time the Interim Bridge Loan is
funded and subject to any required approvals from regulatory agencies, shareholders and/or lenders of the Company, SPGC will have the right to purchase from the Company, during the twelve-month period following the funding of the Interim Bridge Loan, up to $10 million in principal amount of the Company's 12% Senior Subordinated Notes, convertible to Common Stock at $4 per share and otherwise on substantially the same terms as set forth in the Subordinated Note Purchase Agreement, dated January 9, 1996, among the Company, Black Diamond Advisors Inc. and the other parties thereto. This Additional Funding Right shall be void in the event that the Company consummates an Excluded Transaction or Fiduciary Out Transaction, as hereinbelow described in paragraphs 8 and 13.

          BOARD REPRESENTATION. Upon the funding of the Interim Bridge Loan, the Company and Messrs. Ginsburg and Sandler will use their best efforts to provide SPGC with the right to designate one director to the Company's Board of Directors. Upon the Effectiveness of the Option Agreement, the Company and Messrs. Ginsburg and Sandler will use their best efforts to provide SPGC with the right to designate four directors to the Company's Board of Directors, or such larger number as will then be sufficient to provide SPGC with effective control of the Company's Board of Directors. It is understood and agreed that this best efforts commitment of the Company and Messrs. Ginsburg and Sandler may require them, among other things, to procure resignations from directors sitting on the Company's Board of Directors as of the date of this letter agreement. SPGC will agree to use its best efforts to cause Messrs. Ginsburg and Sandler to continue as members of the Company's Board of Directors at all times until SPGC exercises the Option in full and pays to Messrs. Ginsburg and Sandler the entire exercise price payable under the Option Agreement.

          CONSULTING SERVICES. Upon the earlier to occur of (i) funding of the Interim Bridge Loan or (ii) PUSA's executing, on terms acceptable to Monaco, an agreement to convert the PUSA Note to Common Stock (the "Conversion Agreement") at a price per share of Common Stock (the "Conversion Shares") equal to the greater of (i) the price of the last trade of the Common Stock on the Nasdaq National Market System on the date of PUSA's execution of the Conversion Agreement or (ii) the book value of the Common Stock based on Monaco's unaudited financial statements for the quarter ended on and as of March 31, 1997 (provided that in no event shall the Conversion Price be less than $2.00 per share), the Company will engage SPGC to evaluate and assist the Company in negotiating the Company's strategic alternatives and to act as the exclusive advisor to the Company on all financing and capital formation activities, sale of assets or stock, merger and acquisition transactions and investor relations. The Company will compensate SPGC for the services described under this paragraph 8 at a rate of $20,000 per month for a period of six months, commencing with the month during which the Company is successful in assisting the Company in obtaining any of the Finance Benchmarks, plus reimbursement of the amount of any out-of-pocket expenses approved in advance by the Company, provided that no single expense in excess of $300 will be reimbursed unless approved in advance in writing by the
Company. It is understood and agreed that, if a Finance Benchmark is not obtained by six months after the date of the execution hereof ("Finance Benchmark Date"), Monaco will not be obligated to pay SPGC the aforementioned consulting fees. Subsequent to the Finance Benchmark Date, consulting fees, if any, paid by Monaco to SPGC will be contingent upon terms mutually acceptable to both Monaco and SPGC. The Company will also compensate SPGC upon consummation of transactions (whether or not SPGC is the source or finder of any such transactions or the party to such transactions) on terms reasonable and customary in the investment banking industry, as mutually agreed upon by the Company and SPGC (the "Success Fees"), provided that no Success Fees will be payable upon the consummation of any transaction between the Company and any entity identified on Schedule A hereto (the "Excluded Transactions") which is the subject of an agreement in principle executed by the parties within 120 days after the date of the funding of the Interim Bridge Loan and which Excluded Transaction is consummated within 12 months after the date of the date of the funding of the Interim Bridge Loan. Except for consulting fees, if any, as above described, the consulting services described in this paragraph 8 will be performed for an initial period of 6 months and may thereafter be continued if the Company and SPGC agree on mutually acceptable terms, provided that the Company will have the right to earlier terminate the consulting services in the event that SPGC fails to exercise the right of first refusal under paragraph 10. Other than Excluded Transactions, transactions and prospective relationships in process at the time of termination will remain covered by the agreement described in this paragraph 8 for a period of 12 months following such termination for purposes of determining the Company's responsibility for the payment of Success Fees.

          POTENTIAL TRANSACTION. In the event Monaco believes in good faith that it will be entering into an agreement for the sale or change of control of the Company, at least 10 days prior to execution of such agreement, it agrees to advise SPGC of such potential sale or change of control and, to the extent known, the proposed terms thereof, with the effect that, in the event that the Company receives a bona fide offer for the purchase of the majority its assets, business or capital stock, Monaco will commence negotiations with SPGC for the acquisition of such shares, assets or business for a period of 10 days, so long as SPGC indicates that it is willing to match such terms, demonstrates in a manner reasonably acceptable to the Company its ability to timely and fully perform under the terms of such offer and SPGC executes a definitive agreement for such acquisition acceptable to Monaco within such 10-day period.

          POTENTIAL RIGHT OF FIRST REFUSAL. SPGC intends to utilize its best efforts on behalf of the Company to (i) fund the Greenwich Notes as described in the Commitment Letter, (ii) obtain equity financing for the Company in the minimum amount of $5,000,000 on terms acceptable to the Company, (iii) obtain loan servicing for the Company in the minimum amount of $125,000,000 on terms acceptable to the Company, (iv) obtain PUSA's execution of the Conversion Agreement on or before April 25, 1997 (the "Conversion Termination Date"), or
(v) obtain subordinated debt financing in the minimum amount of $5,000,000 on terms acceptable to the Company (clauses (i) through (v) of this paragraph 10 are hereinafter collectively referred to as "Finance Benchmarks"). Notwithstanding the foregoing, the Finance Benchmark described in clause (iv) of this paragraph 10, if not obtained on or before the Conversion Termination Date, shall immediately thereafter become null and void and become automatically deleted as Finance Benchmark. In the event SPGC is successful in assisting the Company in obtaining any one of the Finance Benchmarks, upon successful closing of such Finance Benchmark, SPGC shall have a right of first refusal as follows: In the event that the Company receives a bona fide offer for the purchase of the majority its assets, business or capital stock, SPGC will, for a period of 10 business days after the receipt of such offer, have the exclusive right to acquire such shares, assets or business by matching any offer of a third party and timely and fully performing under the terms of such offer.

          Any rights SPGC may have, as described in paragraphs 9 and 10, shall automatically terminate in the event that a Finance Benchmark is not obtained within 180 days after the effective date of this Agreement.

          RESTRICTED SECURITIES. Any warrants or options awarded pursuant to this letter agreement, and any Common Stock acquired upon exercise thereof, will be restricted as to transfer, provided that the warrant holder or optionee will be granted reasonable and customary anti-dilution and registration rights, as more particularly described in a warrant or option agreement on terms acceptable to the parties.

          REQUIRED AUTHORIZATIONS AND CONSENTS. The Company will promptly proceed to obtain such authorizations and consents as it deems necessary or appropriate to enter into this letter agreement and to consummate the transactions contemplated hereby.

          NO  NEGOTIATIONS,  ETC.

          (a) Except as to Excluded Transactions, from the date of the funding of the Interim Bridge Loan, neither the Company nor either of Messrs. Ginsburg or Sandler will directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person or entity relating to any recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any material equity interest in, the Company or other similar transaction or business combination involving the Company except with SPGC, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek such proposal or transaction unless, as such proposal or transaction ("Fiduciary Out Transaction") relates to the Company, the Company has been advised by legal counsel to the Company or to the Board of Directors that the Board of Directors would be in violation of its fiduciary obligations to the stockholders of the Company by the Company's failure to so act . The Company or Messrs. Ginsburg or Sandler, as the case may be, will promptly notify SPGC if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and will promptly provide SPGC with such information regarding such proposal, offer, inquiry or contact as SPGC may request.

          (b) Notwithstanding anything herein to the contrary, from the date on which PUSA executes the Conversion Agreement, neither the Company nor either of Messrs. Ginsburg or Sandler will, directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person or entity relating to any recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any material equity interest in, the Company or other similar transaction or business combination involving the Company except with SPGC, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek such proposal or transaction, other than in connection with a Fiduciary Out Transaction. By way of clarification, the agreement of the Company and Messrs. Ginsburg and Sandler under this subparagraph (b) shall be absolute and without any exception for Excluded Transactions provided in the subparagraph (a) of this paragraph 13. The Company or Messrs. Ginsburg or Sandler, as the case may be, will promptly notify SPGC if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and will promptly provide SPGC with such information regarding such proposal, offer, inquiry or contact as SPGC may request.

          (c) In the event the PUSA Note is converted to equity in the Company pursuant to the Conversion Agreement, and the Company subsequently and within 12 months after the funding of the IBL, consummates an Excluded Transaction or Fiduciary Out Transaction, on the closing date of such transaction, the Market Value of the Conversion Shares shall be determined by multiplying the number of the Conversion Shares times the price of the last trade of the Common Stock on the Nasdaq National Market System on such date ("Determination Date"). If, on the Determination Date, the Market Value of the Conversion Shares is less than $3,000,000 ("Shortfall"), Monaco shall pay PUSA an amount equal to the Shortfall on the Determination Date. The gross proceeds of the sale of any portion of the Conversion Shares sold prior to the Determination Date shall be added to the Market Value of the Conversion Shares prior to calculating whether or not there is a Shortfall.

          (d) In the event PUSA releases the MF Stock pursuant to the Pledge and the Company, within 12 months after funding of the IBL, consummates an Excluded Transaction or Fiduciary Out Transaction, on the closing date of such transaction, the Company shall be obligated to immediately pay in full the PUSA Note, together with any accrued and unpaid interest. In addition, in the event that the Company consummates an Excluded Transaction or Fiduciary Out Transaction, the Company shall be obligated to immediately pay in full the Interim Bridge Loan if not yet paid in full, together with any accrued and unpaid interest.

          EXPENSES. Upon PUSA's execution of the Conversion Agreement, the Company will be unconditionally obligated to reimburse Greenwich (on Greenwich's behalf and on behalf of SPGC and Stone Pine) for (i) all costs of obtaining a rating of the Greenwich Notes by a nationally recognized credit rating agency, which costs will not exceed $30,000, and (ii) all costs and expenses in connection with the negotiation and preparation of this letter agreement and the documentation for the transactions contemplated by this letter agreement, in an amount not to exceed $100,000.

          LIQUIDATED DAMAGES. In the event that the Company enters into an agreement in principle to sell control of the Company in an Excluded Transaction or a Fiduciary Out Transaction within 120 days after the funding of the Interim Bridge Loan, which agreement in principle and sale transaction is consummated within 12 months after the funding of the Interim Bridge Loan, the Company will pay to SPGC as liquidated damages (and not as a penalty) the sum of $120,000, which payment will be made no later than concurrently with the consummation of such Excluded Transaction or Fiduciary Out Transaction.

          EFFECTIVENESS.    This  letter  agreement  will  become  effective
following the acceptance by the execution hereof by Messrs. Ginsburg and Sandler and the Company, on the earlier to occur of (i) SPGC's obtaining on behalf of the Company any Finance Benchmark on or before June 30, 1997, or
(ii) the funding of the IBL by May 1, 1997, provided that such deadline shall be automatically extended, at the request of SPGC or Greenwich for an additional 10 days to complete definitive documentation for the IBL.
     If the terms of this letter agreement are acceptable to you, please execute and date a copy of this letter in the spaces provided below.

                    Very  truly  yours,

                    SPGC,  LLC

                    BY:    STONE  PINE  ACQUISITION
                                COMPANY,  L.L.C.,  MEMBER


                            By:          /s/    Donald  R.  Jackson
                                        ------------------------------------
                                        Donald  R.  Jackson
                                        Chief  Financial  Officer





                    THE  STONE  PINE  COMPANIES


                    By:              /s/    Donald  R.  Jackson
                                     ------------------------------------
                                     Managing  Director


                    GREENWICH  CAPITAL  MARKETS,  INC.


                    By:          /s/    Thomas  Proger  Kaplan
                                 ------------------------------------
                                 Senior  Vice  President

 ACCEPTED  AND  AGREED  TO:

MONACO  FINANCE,  INC.


By:        /s/    Irwin  L.  Sandler
           ------------------------------------
          Irwin  L.  Sandler,  EVP


      /s/  Morris  Ginsburg
     ------------------------------------
      MORRIS  GINSBURG



      /s/    Irwin  L.  Sandler
      ------------------------------------
      IRWIN  L.  SANDLER